Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (“Release”) is made and entered into by and between Karl W. Benzer (“Employee”) and Bronco Drilling Company, Inc., a Delaware corporation (“the Company”), effective as of August 26, 2006 (the “Effective Date”).

WHEREAS Employee entered into an Employment Agreement with the Company effective August 25, 2005 (“Employment Agreement”), attached hereto as Attachment A;

WHEREAS Employee and the Company are parties to Stock Option Agreements dated August 25, 2005 and March 23, 2006, respectively (collectively the “Stock Option Agreements”), which are both governed by the Company’s 2005 Stock Incentive Plan, including any amendments thereto (“Stock Incentive Plan”);

WHEREAS the parties mutually desire to terminate the Employment Agreement and Employee’s employment; and

WHEREAS Employee and the Company desire to enter into an agreement and to settle fully and finally any and all differences between them, including, but not limited to, any and all differences between them arising from or in any way connected with Employee’s employment with the Company, the Employment Agreement, the termination of the Employment Agreement and Employee’s employment, and the Stock Option Agreements and Stock Incentive Plan.

NOW, THEREFORE, in consideration of the mutual promises, agreements and valuable consideration contained herein, the sufficiency of which is hereby acknowledged, it is agreed as follows:

1. Separation Payment and Continued Benefits. In exchange for execution of this Release, and Employee’s release of claims against the Company herein, the Company will provide Employee with the following payments and benefits:

(a) The amount of Six Hundred and Thirty-Four Thousand Dollars ($634,000), of which an aggregate of $69,230.79 will continue to be paid through December 31, 2006 consistent with past practices and the Company’s payroll procedures (except that after the Effective Date, no 401K Employee contributions nor any Company matching contributions will be made and Employee will no longer be eligible for the Company’s medical insurance except for COBRA benefits) and the balance of $564,769.21 will be paid on January 2, 2007 (with all such payments subject to applicable withholdings); and

(b) Title without any encumbrances to that certain 2005 Tahoe, VIN #1GNEC13T55R227980 (the “Auto”), with an agreed value of $19,000, without any warranty from the Company whatsoever except that the title is free of encumbrances; and

(c) Employee shall be permitted to exercise up to 23,333 vested stock options at an exercise price of $18.70 per share and up to 9,722 vested stock options at $23.45, per share, and no others, in accordance with the terms of the Stock Option Agreements and the Stock Incentive Plan no later than November 25, 2006; and

(d) Employee shall be entitled to all of his vested benefits under the Company’s 401(k) Plan and to retain the $90,000 in cash bonuses previously paid to him; and

(e) Employee further agrees that the above-stated payments and benefits are fair and reasonable and are the sole monies and benefits which shall be due to him from the Company.

2. Employment Agreement.

(a) Employee acknowledges timely receipt of all notices required under Section 6.2 of the Employment Agreement and Employee and the Company agree that as of the Effective Date the Employment Agreement, and Employee’s employment, shall terminate.

(b) Employee and the Company agree that the obligations under the Employment Agreement in Sections 7 through 15, and 17 through 22 will remain in full force and effect following the Effective Date.

(c) Other than as stated in this Release, and those obligations to Employee, if any, that exist under the Stock Option Agreements, the Stock Incentive Plan and the Company’s 401(k) Plan, Employee and Company further agree all duties and obligations owed by the Company to Employee, under the Employment Agreement or otherwise, will cease on the Effective Date including, but not limited to, any and all duties, obligations, salary, and other benefits owed by the Company to Employee under the Employment Agreement and any other duties, obligations, agreements, instruments and/or understandings, between Employee and the Company, whether written or oral.

(d) Employee agrees to resign from any and all positions he holds with the Company and any of its subsidiaries as of the Effective Date, and agrees to execute such documents and take such actions as the Company may reasonably deem necessary or desirable to effectuate the foregoing.

3. Release of Claims.

(a) As an additional material inducement for the Company to enter this Release, Employee does hereby agree to release and forever discharge the Company and each of its current and former parents, predecessors, subsidiaries, affiliates, successors, assigns, agents, attorneys, officers, partners, stockholders, employees, members of the Board of Directors, and each of their heirs, successors, assigns, agents, and attorneys (hereinafter referred to “Releasees”) from any and all claims, charges, complaints, liabilities or obligations of any kind whatsoever, arising in tort or contract, whether known or unknown, which Employee may have, now has, or has ever had arising from Employee’s employment with the Company, his resignation from that employment, the Employment Agreement, the Stock Option Agreements, the Stock Incentive Plan, or any other matter or event which may have occurred on or before the Effective Date (the “Released Claims”). The Released Claims include, but are not limited to, any and all claims, charges, complaints, liabilities or obligations under federal, state or local law, including the Oklahoma anti-discrimination statutes of Oklahoma, 25 Okla. Stat. tit. §§ 1101 et seq., Oklahoma discrimination and wage and hour law, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”). Employee further agrees not to bring any such Released Claim or action against the Releasees, either individually or collectively; provided however, that Employee may file a lawsuit to challenge the validity of the release of the ADEA claims under this Release, including the knowing and voluntary nature of the ADEA release under the OWBPA. Anything herein to the contrary notwithstanding, Employee does not release the Company from any liabilities, claims or obligations for vested benefits under the Company’s 401(k) Plan, the Stock Option Agreements or the Stock Incentive Plan.

(b) Employee hereby represents that there are no outstanding civil or criminal charges, complaints, claims, grievances, or actions of any nature whatsoever previously filed or brought by Employee or on Employee’s behalf against the Released Parties pending before any federal, state, local, international or administrative court or agency as of the date of signing this Agreement.

(c) Nothing in this Paragraph 3 shall interfere with Employee’s right to file a charge with, or cooperate or participate in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission (“EEOC”) or other federal or state regulatory or law enforcement agency. However, the consideration provided to Employee in this Agreement shall be the sole relief provided for the Released Claims and Employee will not be entitled to recover, and Employee agrees to waive, any monetary benefits or recovery against the Released Parties in connection with any such charge or proceeding without regard to who has brought such charge or proceeding.

(d) Employee agrees that if Employee breaches this Agreement and initiates a legal proceeding or files a Released Claim with a Federal, State or local agency, Employee shall be liable for any and all expenses incurred by the person or entity who has to defend the action, including reasonable attorneys’ fees; provided however, that this Paragraph 3(d) shall not apply to charges filed by Employee with the EEOC or other federal or state regulatory or law enforcement agency or to claims initiated by Employee to challenge the validity of the release of ADEA claims under this Agreement, including the knowing and voluntary nature of the ADEA release under the OWBPA.

4. Confidentiality. As an additional material inducement to the Company to enter this Release, Employee agrees to keep the existence and terms of this Release confidential and will not disclose the provisions hereof to anyone except Employee’s spouse, attorney(s) and tax advisor(s), except as required by law. Any further disclosure, other than as authorized above, shall constitute a breach of this Release.

5. Company Property. Prior to the end of the Revocation Period, Employee agrees to return to the Company all Company property, including the Company credit card(s), Company documents, and all Confidential Information (defined in Section 7.1 of the Employment Agreement), including any copies, electronic or otherwise, that Employee possesses or has under Employee’s control. Employee further agrees not to use any other property or asset of the Company at any time after the Effective Date.

6. Voluntary Execution. Employee understands and agrees that he:

(a)	may take up to twenty-one (21) calendar days to consider whether or not he desires to execute this Release;

(b)

may revoke his release of claims under Paragraph 3 of this Release at any time during the seven (7) calendar day period after he signs and delivers this Release to the Company (the “Revocation Period”). Any such revocation must be in writing and delivered to the General Counsel of the Company. Employee understands that the release of claims in this Release is not effective until the end of the Revocation Period, and that Employee is not entitled to the payment stated in Paragraph 1(c) until the end of the Revocation Period, assuming Employee has not revoked the release pursuant to this Paragraph 6(b). Employee understands that at the end of the Revocation Period, the entire release of claims will be binding upon Employee and will be irrevocable;

(c)	has carefully read and fully understands all of the provisions of this Release;

(d)	knowingly and voluntarily agrees to all of the terms set forth in this Release and to be bound by this Release;

(e)	is hereby advised in writing to consult with an attorney and tax advisor of his choice prior to executing this Release and has had the opportunity and sufficient time to seek such advice;

(f)	understands that rights or claims under the Age Discrimination in Employment Act, that may arise after the Effective Date are not waived; and,

(g)	acknowledges that the separation payment set forth in Paragraph 1(c) is good and valuable consideration for the release and other covenants he is making in this Release and is in addition to any consideration to which he may already be entitled.

7. Litigation and Regulatory Cooperation. Employee shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Employee was employed by the Company. Employee’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. Employee also shall cooperate fully with the Company in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates, to events or occurrences that transpired while Employee was employed by the Company.

8. Interpretation. The language of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

9. Governing Law and Consent to Venue. All terms of this Release shall be governed and enforced in accordance with the laws of the State of Oklahoma and the parties agree that any dispute arising out of this Release will be litigated in state or federal court in Oklahoma County, Oklahoma, without reference to Oklahoma choice of law or conflict of law provisions or principles.

10. Representations. The parties to this Release represent and acknowledge that in entering and executing this Release, they have not relied upon any representations or statements made by any other party to this Release, or by the agents, representatives, or attorneys of any other party, with regard to the subject matter, basis, or effect of this Release.

11. Entire Agreement. This Release sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof, including, but not limited to the Employment Agreement, except as stated herein; provided, however, that the Stock Option Agreements entered into between Employee and the Company remain in full force and effect according to their terms. No change, modification of, or waiver of any term or condition in this Release shall be valid or binding upon the Company and Employee, unless such change, modification, or waiver is in writing, signed by the Company and the Employee.

12. Severability. Should any court of competent jurisdiction declare any provision of this Release to be wholly or partially illegal, invalid, or unenforceable, the offending provision shall be stricken and all remaining provisions shall remain in full force and effect and shall be unaffected by such declaration.

13. No Admission of Liability. This Release shall not in any way be construed as an admission by the Company or the Employee of any improper actions or liability whatsoever, and the Company and the Employee specifically disclaim any liability to or improper actions against the other or any other person, on the part of itself, its employees or its agents.

14. Waiver of Breach. The failure by either party to insist upon the performance of any one or more terms, covenants or conditions of this Release shall not be construed as a waiver or relinquishment of any right granted hereunder or of any future performance of any such term, covenant or condition, and the obligation of either party with respect hereto shall continue in full force and effect, unless provided otherwise in a writing signed by the Company and the Employee.

15. Non-Disparagement. Employee agrees not to make negative or disparaging remarks to any person about the Company, his employment with the Company, the termination of that employment, the Employment Agreement, the Stock Option Agreements, or the events which led to this Release, and agrees that he will not speak publicly to the media or anyone else, individually or through his legal or other representatives, about these matters or the Release.

16. Third-Party Beneficiaries. Employee and the Company acknowledge and agree that the terms of this Agreement, including but not limited to the releases of claims by Employee will inure to the benefit of the Company’s affiliates, owners, predecessors, successors, stockholders, agents, directors, officers, members, partners, employees, insurers, representatives, lawyers, management consultants, human resources consultants, employee welfare benefit plans, pension plans and/or deferred compensation plans and their trustees, administrators or other fiduciaries, the successors or assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them, on the one hand, and the Employee’s heirs, on the other hand, as the case may be.

17. Legal and Tax Interpretations. The parties acknowledge that the Company shall have no liability to Employee or any other person concerning the legal or tax consequences of any provisions of this Agreement. The parties agree that neither party has offered legal or tax advice to the other party, that neither party has relied on legal or tax advice from the other party, and that both parties are voluntarily executing this Agreement after an adequate opportunity to consult with counsel of their choosing regarding its meaning and effect. The parties agree that no other representations, covenants, undertakings, or other prior or contemporaneous agreements, oral or written, regarding the legal or tax advice concerning this Agreement shall be deemed to exist or bind any of the parties hereto.

18. Indemnification. Notwithstanding anything to the contrary set forth in Section 2(c) hereof or elsewhere in this Agreement, this Agreement shall have no effect upon Employee’s right to indemnification under the Company’s Amended and Restated Certificate of Incorporation, Bylaws or directors and officers liability insurance policy, if any such right exists, from claims made by third parties against Employee, to the extent such corporate documents or policy covered Employee during the term of his employment and applies to the circumstances for which Employee seeks indemnification. This paragraph is not to be construed as requiring the Company to maintain any directors and officers liability insurance policy

PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND RELEASE INCLUDES THE RELEASE OF ALL CLAIMS AGAINST THE COMPANY THAT MAY HAVE OCCURRED UP THROUGH THE EFFECTIVE DATE, INCLUDING ALL CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT.

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IN WITNESS WHEREOF, the parties have entered into this Separation Agreement and Release.

Sworn to and subscribed

“EMPLOYEE”
Karl W. Benzer

Before me this 12th day	/s/ Karl Benzer
of September, 2006.

/s/ Pamela A. Claunch	Date:	September 12, 2006
Notary Public May 13, 2007
My Commission Expires:

(NOTARY SEAL)

“COMPANY” BRONCO DRILLING COMPANY, INC.

	By:	/s/ Frank Harrison

	Its:	CEO

	Date:	September 12, 2006